Exhibit 99.1

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PEOPLE’S UTAH BANCORP REPORTS THIRD QUARTER RESULTS AND ANNOUNCES QUARTERLY DIVIDEND PAYMENT

Third Quarter Highlights

▪	Total deposits grew $344 million, or 22.5%, to $1.87 billion year-over-year
▪	Loans held for investment grew $503 million, or 41.4%, to $1.72 billion year-over-year
▪	Net interest margin widened 48 bps to 5.25% year-over-year
▪	Earnings per diluted share increased 61.8% to $0.55 for the third quarter of 2018 year-over-year
▪	Return on average assets of 1.91% for the third quarter of 2018
▪	Return on average equity of 14.97% for the third quarter of 2018

AMERICAN FORK, UTAH, October 24, 2018 – People’s Utah Bancorp (the “Company” or “PUB”) (Nasdaq: PUB) reported net income of $10.5 million for the third quarter of 2018 compared with $10.5 million for the second quarter of 2018, and $6.2 million for the third quarter of 2017.  Diluted earnings per common share were $0.55 for the third quarter of 2018 compared with $0.55 for the second quarter of 2018, and $0.34 for the third quarter of 2017.  For the nine months ended September 30, 2018 net income was $30.0 million, or $1.58 per diluted common share, compared with $19.3 million, or $1.05 per diluted common share, for the same period a year earlier.

The Company has excluded non-recurring income including gains or losses on sale of investment securities; costs related to the acquisition of the Utah branches of Banner Bank and the merger of Town & Country Bank incurred in both 2017 and 2018; and higher income tax expense related to the revaluation of its deferred income tax assets recorded in 2017 to derive non-GAAP financial information related to the Company’s core operations.  The Company believes this non-GAAP(NG) financial information is useful in understanding the Company’s core financial performance.

Net income from core operations was $10.4 million, or $0.55 per diluted common share, for the third quarter of 2018 compared with $10.2 million, or $0.54 per diluted common share, for the second quarter of 2018 and $6.9 million, or $0.38 per diluted common share, for the third quarter of 2017(NG).  For the nine months ended September 30, 2018 net income from core operations was $29.9 million, or $1.57 per diluted common share, compared with $20.0 million, or $1.09 per diluted common share, for the same period a year earlier(NG).

________________________________

(NG) Details on Non-GAAP financial information are on last three tables of this press release.

Return on average assets was 1.91% for the third quarter of 2018 compared with 1.93% for second quarter of 2018, and 1.42% for the third quarter of 2017.  Return on average assets from core operations for the third quarter 2018 was 1.89% compared with 1.88% for the second quarter of 2018, and 1.57% for the third quarter of 2017(NG).

Return on average equity was 14.97% for the third quarter of 2018 compared with 15.60% for the second quarter of 2018, and 10.14% for the third quarter of 2017.  Return on average equity from core operations was 14.84% for the third quarter of 2018 compared with 15.22% for the second quarter of 2018, and 11.24% for the third quarter of 2017(NG).

The Board of Directors declared a quarterly dividend payment of $0.11 per common share. The dividend will be payable on November 13, 2018 to shareholders of record on November 6, 2018. The dividend payout ratio for earnings for the quarter ended September 30, 2018 was 19.6%.  This continues the over 50-year trend of paying dividends by the Company.

“People’s Utah Bancorp achieved strong financial performance in the third quarter.  We experienced widening net interest margins and solid loan and deposit growth from a year ago both organically and through our acquisition transactions,” said Len Williams, President and Chief Executive Officer.  “We are pleased that we achieved $90 million in core deposit growth in the third quarter and maintained our net interest margins from the second quarter of 2018, despite experiencing greater deposit pricing pressures and strong competitive demand for deposits from both banks and credit unions.  We anticipate continued competition for deposits and deposit pricing pressures, consistent with our peers, in the near term.  Our focus continues to be on growing our business organically and diversifying our loan portfolio.  The economic outlook for the Utah market continues to be strong, which we believe provides us further opportunities to grow our organization.  We continue to actively evaluate potential acquisition opportunities throughout the Intermountain West.”

Net Interest Income and Margin

Net interest income grew 36.5%, or $7.3 million, to $27.2 million for the third quarter of 2018 compared with $19.9 million for the third quarter of 2017.  The increase is primarily the result of average interest-earning assets growing 24.0%, or $397 million, and yields on interest-earning assets increasing 67 basis points for the same comparable periods to 5.62% for the third quarter of 2018. Higher yields on interest-earning assets were primarily the result of yields on loans increasing 19 basis points to 6.33% for the same comparable periods and the percentage of loans to total interest-earning assets increasing to 83.7% for the third quarter of 2018 compared with 73.5% for the third quarter of 2017.

Total cost of interest-bearing liabilities increased 33 basis points to 0.63% for the third quarter of 2018 and is the result of the cost of interest-bearing deposits increasing 26 basis points to 0.56% for the third quarter of 2018 compared with the same period a year earlier, and an increase in average short-term borrowing of $45.8 million at a borrowing rate of 2.25% for the third quarter of 2018.  The Company expects the increase in cost of interest-bearing deposits to continue to accelerate over the next several quarters as financial institutions increase their competitive deposit pricing.

Acquisition accounting adjustments, including the accretion of loan discounts and amortization of certificates of deposit premium, added 5 basis points to the net interest margin in the third quarter of 2018.

Provision for Loan Losses

Provision for loan losses was $1.9 million for the third quarter of 2018 compared with $0.9 million for the third quarter of 2017. The increase in provision for loan losses is due primarily to the increase in allowance for loan losses to loans held for investment, excluding specific reserves, offset by a $1.3 million decrease in specific reserves on classified loans.  The Company incurred net charge-offs of $0.9 million in the third quarter of 2018 compared with net charge-offs of $0.6 million in the third quarter of 2017.

Noninterest Income

Noninterest income was $3.8 million for the third quarter of 2018 compared with $3.0 million the same period a year ago.   The increase was primarily due to a loss on sale of securities a year ago; an increase in card processing fees and service charges on deposit accounts compared with a year earlier; offset by lower mortgage banking income year-over-year.

Noninterest Expense

Noninterest expense was $15.3 million for the third quarter of 2018 compared with $13.1 million for the third quarter of 2017.  Noninterest expense for the third quarter of 2018 increased as a result of $1.1 million of higher salaries and employee benefits primarily from the addition of employees retained from the acquisition of the Utah branches of Banner Bank and the merger of Town & Country Bank, $0.3 million of higher occupancy, equipment and depreciation costs associated with the net increase of five branches from these transactions, and $0.2 million in higher data processing costs associated with an increase in total accounts from both organic growth and acquisition transactions.

The Company’s efficiency ratio was 49.33% for the third quarter of 2018 compared with 57.14% for the third quarter of 2017.  The Company’s efficiency ratio from core operations was 49.71% for the third quarter of 2018 compared with 53.89% for the third quarter of 2017(NG).

Income Tax Provision

Income tax expense was $3.3 million for the third quarter of 2018 compared with $2.7 million for the third quarter of 2017.  The effective tax rate for the third quarter of 2018 was 23.9% compared with 30.2% for the same period a year earlier.  The lower effective tax rate in 2018 compared with 2017 is the result of the reduction in the federal corporate tax rate to a flat rate of 21%, the reduction of the Utah state corporate tax rate to 4.95% as well as tax benefits related to tax-deductible stock compensation expense.

Loans and Credit Quality

Loans held for investment increased $503 million, or 41.4%, to $1.72 billion at September 30, 2018 compared with $1.22 billion at September 30, 2017.  Average loans grew $501 million, or 41.2%, to $1.72 billion for the quarter ended September 30, 2018 compared with $1.22 billion for the quarter ended September 30, 2017.  The increase in loans held for investment was both the result of organic growth as well as loans purchased with the acquisition of the Utah branches of Banner Bank and the merger of Town & Country Bank.

Non-performing loans increased to $5.8 million at September 30, 2018 compared with $4.1 million at September 30, 2017.  Non-performing loans to total loans were 0.34% at September 30, 2018 compared with 0.34% at September 30, 2017.  Non-performing assets increased to $8.8 million at September 30, 2018 compared with $4.5 million at September 30, 2017.  Non-performing assets to total assets were 0.40% at September 30, 2018 compared with 0.25% at September 30, 2017.  The allowance for loan losses to loans held for investment was 1.36% at September 30, 2018 compared with 1.45% at September 30, 2017.  In accordance with acquisition accounting, loans acquired from the Utah branches of Banner Bank and Town & Country Bank were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses. Credit discounts are included in the determination of fair value, and as a result, no allowance for loan and lease losses is recorded for acquired loans at the acquisition date.  The allowance for loan losses to loans held for investment, excluding purchased loans was 1.66% at September 30, 2018.  The discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios.  Remaining discounts on acquired loans was $9.5 million at September 30, 2018.

Deposits and Liabilities

Total deposits increased $344 million, or 22.5%, to $1.87 billion at September 30, 2018 compared with $1.53 billion at September 30, 2017.  The increase in total deposits was the result of both organic growth as well as the assumption of deposits from the Utah branches of Banner Bank and Town & Country Bank. Non-interest-bearing deposits were 36.2% of total deposits as of September 30, 2018 compared with 34.5% as of September 30, 2017.

Shareholders’ Equity

Shareholders’ equity increased by $34.2 million to $280 million at September 30, 2018 compared with $245 million at September 30, 2017. The increase resulted primarily from the exchange of Town & Country shares for 466,546 PUB common shares; and from net income earned during the intervening periods, net of cash dividends paid to shareholders.

Conference Call and Webcast

Management will conduct a live conference call and webcast for investors, analysts and the public relating to the Company's results for the third quarter of 2018 at 12:00 p.m. Eastern time on Thursday, October 25, 2018. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-317-6003 (international calls 412-317-6061) and the participant entry number is 0621347. Please dial in 10-15 minutes early so the name and company information can be collected prior to the start of the conference.  To participate in the webcast, log on to:

http://services.choruscall.com/links/pub181025.html.

If you are unable to participate during the live webcast, the call will be archived on our website www.peoplesutah.com or at the same URL above until November 26, 2018. Forward-looking and other material information may be discussed on this conference call.

Forward-Looking Statements

Statements in this release that are based on information other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date.

Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: (i) market and economic conditions; (ii) capital sufficiency; (iii) operational, liquidity, interest rate and credit risks; (iv) deterioration of asset quality; (v) achieving loan and deposit growth; (vi) increased competition; (vii) adequacy of reserves; (viii) investments in new branches and new business opportunities; and (ix) changes in the regulatory or legal environment; as well as other factors discussed in the section titled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive. The Company does not intend, or undertake any obligation to publicly update these forward-looking statements.

About People’s Utah Bancorp

People’s Utah Bancorp is the holding company for People’s Intermountain Bank.  People’s Intermountain Bank is a full-service community bank providing loans, deposit and cash management services to individuals and businesses. The Company offers its clients direct access to decision makers, unparalleled responsiveness, seasoned relationship managers, and technology solutions. People’s Intermountain Bank has 26 locations in three banking divisions, Bank of American Fork, Lewiston State Bank, and People’s Town & Country Bank; a leasing division, GrowthFunding Equipment Finance; and a mortgage division, People’s Intermountain Bank Mortgage. The Company has been serving communities in Utah and southern Idaho for more than 100 years. More information about PUB is available at www.peoplesutah.com.

Investor Relations Contact:

Mark K. Olson

Executive Vice President and Chief Financial Officer

1 East Main Street

American Fork UT 84003

investorrelations@peoplesutah.com

Phone: 801-642-3998

PEOPLE’S UTAH BANCORP

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except share	September 30,	June 30,	September 30,	September 30,	September 30,
and per share data)	2018	2018	2017	2018	2017
Interest income
Interest and fees on loans	$27,420	$27,073	$18,843	$80,276	$53,610
Interest and dividends on investments	1,679	1,683	1,820	5,018	5,327
Total interest income	29,099	28,756	20,663	85,294	58,937
Interest expense	1,917	1,778	754	5,190	2,269
Net interest income	27,182	26,978	19,909	80,104	56,668
Provision for loan losses	1,925	1,475	900	5,450	2,000
Net interest income after provision for loan losses	25,257	25,503	19,009	74,654	54,668
Non-interest income
Mortgage banking	1,668	1,505	1,686	4,811	5,625
Card processing	826	799	704	2,347	1,991
Service charges on deposit accounts	737	704	636	2,114	1,750
Net gain (loss) on sale of investment securities	-	333	(486)	336	(499)
Other	563	725	500	1,970	1,602
Total non-interest income	3,794	4,066	3,040	11,578	10,469
Non-interest expense
Salaries and employee benefits	9,885	10,196	8,813	30,504	24,542
Occupancy, equipment and depreciation	1,476	1,411	1,164	4,430	3,369
Data processing	890	1,063	650	2,823	1,986
Marketing and advertising	342	321	343	1,109	954
FDIC premiums	239	299	135	867	391
Acquisition-related costs	(118)	1	484	232	660
Other	2,566	2,532	1,525	7,186	4,961
Total non-interest expense	15,280	15,823	13,114	47,151	36,863
Income before income tax expense	13,771	13,746	8,935	39,081	28,274
Income tax expense	3,288	3,279	2,697	9,127	9,021
Net income	$10,483	$10,467	$6,238	$29,954	$19,253

Earnings per common share:
Basic	$0.56	$0.56	$0.35	$1.60	$1.07
Diluted	$0.55	$0.55	$0.34	$1.58	$1.05

Weighted average common shares outstanding:
Basic	18,713,410	18,679,908	17,976,066	18,664,339	17,933,010
Diluted	19,010,600	18,989,176	18,396,664	18,979,405	18,355,136

PEOPLE’S UTAH BANCORP

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	December 31,	September 30,
(Dollars in thousands, except share data)	2018	2018	2017	2017
ASSETS
Cash and due from banks	$27,231	$33,484	$36,235	$26,986
Interest-bearing deposits	23,005	17,930	13,158	173,778
Federal funds sold	4,697	908	1,634	6,101
Total cash and cash equivalents	54,933	52,322	51,027	206,865
Investment securities:
Available for sale, at fair value	255,021	236,699	263,056	226,808
Held to maturity, at historical cost	67,148	67,922	74,654	75,808
Total investment securities	322,169	304,621	337,710	302,616
Non-marketable equity securities	4,231	6,151	3,706	1,959
Loans held for sale	8,467	11,058	10,871	10,742
Loans:
Loans held for investment	1,718,403	1,691,959	1,627,444	1,215,573
Allowance for loan losses	(23,309)	(22,308)	(18,303)	(17,609)
Total loans held for investment, net	1,695,094	1,669,651	1,609,141	1,197,964
Premises and equipment, net	36,683	29,335	30,399	26,271
Goodwill	25,673	25,673	26,008	-
Bank-owned life insurance	26,276	26,120	23,566	20,096
Deferred income tax assets	11,224	10,764	8,827	10,234
Accrued interest receivable	8,766	7,658	7,594	6,186
Other intangibles	3,523	3,633	3,854	509
Other real estate owned	2,985	-	994	325
Other assets	12,829	14,784	9,832	6,369
Total assets	$2,212,853	$2,161,770	$2,123,529	$1,790,136

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing deposits	$677,379	$646,574	$641,124	$527,236
Interest-bearing deposits	1,194,553	1,135,366	1,173,508	1,000,945
Total deposits	1,871,932	1,781,940	1,814,632	1,528,181
Short-term borrowings	42,000	90,000	40,000	3,773
Accrued interest payable	424	369	353	259
Other liabilities	18,865	17,862	11,126	12,498
Total liabilities	1,933,221	1,890,171	1,866,111	1,544,711

Shareholders’ equity:
Preferred shares, $0.01 par value	-	-	-	-
Common shares, $0.01 par value	187	187	185	180
Additional paid-in capital	86,098	85,620	84,532	70,307
Retained earnings	199,161	190,735	174,804	175,462
Accumulated other comprehensive loss	(5,814)	(4,943)	(2,103)	(524)
Total shareholders’ equity	279,632	271,599	257,418	245,425
Total liabilities and shareholders’ equity	$2,212,853	$2,161,770	$2,123,529	$1,790,136

Common shares outstanding	18,719,496	18,683,883	18,511,797	18,022,651

PEOPLE’S UTAH BANCORP

SUMMARY FINANCIAL INFORMATION

	September 30,	June 30,	December 31,	September 30,
(Dollars in thousands, except share data)	2018	2018	2017	2017
Selected Balance Sheet Information:
Book value per share	$14.94	$14.54	$13.91	$13.62
Tangible book value per share	$13.38	$12.97	$12.29	$13.59
Non-performing loans to total loans	0.34%	0.51%	0.18%	0.34%
Non-performing assets to total assets	0.40%	0.40%	0.18%	0.25%
Allowance for loan losses to loans held for investment	1.36%	1.32%	1.12%	1.45%
Loans to Deposits	91.01%	94.32%	89.27%	79.09%

Asset Quality Data:
Non-performing loans	$5,830	$8,649	$2,899	$4,141
Non-performing assets	8,815	8,649	3,893	4,466

Capital Ratios:
Tier 1 leverage capital (1)	11.90%	11.48%	11.46%	14.07%
Total risk-based capital (1)	15.46%	15.22%	14.67%	20.35%
Average equity to average assets	12.76%	12.36%	13.58%	13.98%
Tangible common equity to tangible assets (3)	11.47%	11.36%	10.87%	13.69%

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Selected Financial Information:
Basic earnings per share	$0.56	$0.56	$0.35	$1.60	$1.07
Diluted earnings per share	$0.55	$0.55	$0.34	$1.58	$1.05
Net interest margin (2)	5.25%	5.26%	4.77%	5.24%	4.68%
Efficiency ratio	49.33%	50.97%	57.14%	51.43%	54.91%
Non-interest income to average assets	0.69%	0.75%	0.69%	0.71%	0.82%
Non-interest expense to average assets	2.78%	2.91%	2.98%	2.91%	2.89%
Return on average assets	1.91%	1.93%	1.42%	1.85%	1.51%
Return on average equity	14.97%	15.60%	10.14%	14.85%	10.80%
Net charge-offs / (recoveries)	925	(102)	562	445	1,106
Annualized net charge-offs / (recoveries) to average loans	0.21%	-0.02%	0.18%	0.04%	0.13%

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(1)	Tier 1 leverage capital and Total risk-based capital as of September 30, 2018 are estimates.
(2)	Net interest margin is defined as net interest income divided by average earning assets.
(3)

Represents the sum of total shareholders’ equity less intangible assets all divided by the sum of total assets less intangible assets. Intangible assets were $29,196,000, $29,306,000 and $509,000 at September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

PEOPLE’S UTAH BANCORP

SELECTED AVERAGE BALANCES AND YIELDS

	Three Months Ended
	September 30, 2018			September 30, 2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands, except footnotes)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning deposits in other banks and federal funds sold	$12,426	$57	1.84%	$87,981	$283	1.28%
Securities: (1)
Taxable securities	243,754	1,180	1.92%	260,941	1,116	1.70%
Non-taxable securities (2)	74,857	348	1.84%	89,001	414	1.85%
Total securities	318,611	1,528	1.90%	349,942	1,530	1.73%
Loans (3)
Real estate term	899,715	13,043	5.75%	628,113	8,818	5.57%
Construction and land development	376,142	7,329	7.73%	268,896	5,404	7.97%
Commercial and industrial	315,534	5,268	6.62%	220,795	3,412	6.13%
Residential and home equity	107,436	1,508	5.57%	83,295	935	4.46%
Consumer and other	19,876	272	5.42%	16,104	273	6.73%
Total loans	1,718,703	27,420	6.33%	1,217,203	18,842	6.14%

Non-marketable equity securities	4,521	94	8.25%	1,959	8	1.62%
Total interest-earning assets	2,054,261	29,099	5.62%	1,657,085	20,663	4.95%
Allowance for loan losses	(22,469)			(17,437)
Non-interest earning assets	146,665			106,406
Total average assets	$2,178,457			$1,746,054
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Demand and savings accounts	$746,957	$699	0.37%	$673,789	$451	0.27%
Money market accounts	237,450	445	0.74%	166,862	95	0.23%
Certificates of deposit	182,105	493	1.08%	148,129	206	0.55%
Total interest-bearing deposits	1,166,512	1,637	0.56%	988,780	752	0.30%
Short-term borrowings	49,427	280	2.25%	3,583	2	0.19%
Total interest-bearing liabilities	1,215,939	1,917	0.63%	992,363	754	0.30%
Non-interest bearing deposits	667,896			495,719
Total funding	1,883,835	1,917	0.40%	1,488,082	754	0.20%
Other non-interest bearing liabilities	16,735			13,921
Shareholders’ equity	277,887			244,051
Total average liabilities and shareholders’ equity	$2,178,457			$1,746,054
Net interest income		$27,182			$19,909
Interest rate spread			4.99%			4.65%
Net interest margin			5.25%			4.77%

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(1)	Excludes average unrealized losses of $6.6 million and $602,000 for the three months ended September 30, 2018 and 2017, respectively.
(2)	Does not include tax effect on tax-exempt investment security income of $116,000 and $223,000 for the three months ended September 30, 2018 and 2017, respectively.
(3)	Loan interest income includes loan fees of $1.8 million and $1.6 million for the three months ended September 30, 2018 and 2017, respectively.

PEOPLE’S UTAH BANCORP

SELECTED AVERAGE BALANCES AND YIELDS

	Nine Months Ended
	September 30, 2018			September 30, 2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands, except footnotes)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning deposits in other banks and federal funds sold	$13,802	$166	1.61%	$50,314	$418	1.11%
Securities: (1)
Taxable securities	245,957	3,587	1.95%	298,335	3,625	1.62%
Non-taxable securities (2)	79,080	1,098	1.86%	91,606	1,268	1.85%
Total securities	325,037	4,685	1.93%	389,941	4,893	1.68%
Loans (3)
Real estate term	886,275	38,066	5.74%	612,344	25,393	5.54%
Construction and land development	370,602	21,507	7.76%	247,966	14,464	7.80%
Commercial and industrial	315,736	15,640	6.62%	216,803	9,901	6.11%
Residential and home equity	106,523	4,224	5.30%	82,755	3,067	4.95%
Consumer and other	19,225	839	5.83%	17,195	785	6.11%
Total loans	1,698,361	80,276	6.32%	1,177,063	53,610	6.09%

Non-marketable equity securities	6,095	167	3.67%	2,033	16	1.04%
Total interest-earning assets	2,043,295	85,294	5.58%	1,619,351	58,937	4.87%
Allowance for loan losses	(20,766)			(16,957)
Non-interest earning assets	144,195			101,826
Total average assets	$2,166,724			$1,704,220
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Demand and savings accounts	$732,912	$1,642	0.30%	$664,664	$1,327	0.27%
Money market accounts	223,193	778	0.47%	169,752	273	0.22%
Certificates of deposit	189,133	1,420	1.00%	152,109	638	0.56%
Total interest-bearing deposits	1,145,238	3,840	0.45%	986,525	2,238	0.30%
Short-term borrowings	92,570	1,350	1.95%	6,416	31	0.64%
Total interest-bearing liabilities	1,237,808	5,190	0.56%	992,941	2,269	0.31%
Non-interest bearing deposits	646,419			460,674
Total funding	1,884,227	5,190	0.37%	1,453,615	2,269	0.21%
Other non-interest bearing liabilities	12,883			12,200
Shareholders’ equity	269,614			238,405
Total average liabilities and shareholders’ equity	$2,166,724			$1,704,220
Net interest income		$80,104			$56,668
Interest rate spread			5.02%			4.56%
Net interest margin			5.24%			4.68%

________________________________

(1)	Excludes average unrealized losses of $5.7 million and $1.0 million for the nine months ended September 30, 2018 and 2017, respectively.
(2)	Does not include tax effect on tax-exempt investment security income of $366,000 and $683,000 for the nine months ended September 30, 2018 and 2017, respectively.
(3)	Loan interest income includes loan fees of $5.1 million and $4.7 million for the nine months ended September 30, 2018 and 2017, respectively.

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures
In addition to financial results presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains certain non-GAAP financial measures. Management has presented these non-GAAP financial measures because it believes that they provide useful and comparative information to assess trends in core operations and facilitate the comparison of our financial performance with the performance of our peers.
(Dollars in thousands)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Revenue from Core Operations	2018	2018	2017	2018	2017
Net interest income (GAAP)	$27,182	$26,978	$19,909	$80,104	$56,668
Total non-interest income	3,794	4,066	3,040	11,578	10,469
Total GAAP revenues	30,976	31,044	22,949	91,682	67,137
Exclude net (gain) loss on sale of investment securities	-	(333)	486	(333)	499
Revenue from core operations (non-GAAP)	$30,976	$30,711	$23,435	$91,349	$67,636

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Non-interest Income from Core Operations	2018	2018	2017	2018	2017
Total non-interest income (GAAP)	$3,794	$4,066	$3,040	$11,578	$10,469
Exclude net (gain) loss on sale of investment securities	-	(333)	486	(333)	499
Non-interest income from core operations (non-GAAP)	$3,794	$3,733	$3,526	$11,245	$10,968

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Non-interest Expense from Core Operations	2018	2018	2017	2018	2017
Total non-interest expense (GAAP)	$15,280	$15,823	$13,114	$47,151	$36,863
Exclude acquisition-related costs	118	(1)	(484)	(232)	(660)
Non-interest expense from core operations (non-GAAP)	$15,398	$15,822	$12,630	$46,919	$36,203

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Net Income from Core Operations	2018	2018	2017	2018	2017
Net income (GAAP)	$10,483	$10,467	$6,238	$29,954	$19,253
Exclude net (gain) loss on sale of investment securities	-	(333)	486	(333)	499
Exclude acquisition-related costs	(118)	1	484	232	660
Exclude tax related benefit	28	79	(293)	24	(370)
Revaluation of deferred income tax assets (DTA)	-	-	-	-	-
Net income (non-GAAP)	$10,393	$10,214	$6,915	$29,877	$20,042

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures (continued)
(Dollars in thousands)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Acquisition Accounting Impact on Net Interest Margin	2018	2018	2017	2018	2017
Net interest income (GAAP)	$27,182	$26,978	$19,909	$80,104	$56,668
Exclude discount accretion (premium amortization) on purchased loans	(222)	(777)	(20)	(2,165)	(38)
Exclude premium amortization on acquired certificates of deposit ("CD")	(35)	(35)	(69)	(106)	(207)
Net interest income before acquisition accounting impact (Non-GAAP)	$26,925	$26,166	$19,820	$77,833	$56,423

Average earning assets (GAAP)	$2,054,261	$2,058,125	$1,657,085	$2,043,295	$1,619,351
Exclude average net loan discount on acquired loans	9,549	10,146	844	10,531	858
Average earning assets before acquired loan discount (Non-GAAP)	$2,063,810	$2,068,271	$1,657,929	$2,053,826	$1,620,209

Net interest margin ("NIM") (GAAP)	5.25%	5.26%	4.77%	5.24%	4.68%
Exclude impact on NIM from discount accretion	-0.04%	-0.15%	0.00%	-0.14%	0.00%
Exclude impact on NIM from CD premium amortization	-0.01%	-0.01%	-0.02%	-0.01%	-0.02%
Net interest margin before acquisition accounting adjustments (Non-GAAP)	5.20%	5.10%	4.75%	5.09%	4.66%

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures (continued)
(Dollars in thousands)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Additional Non-GAAP Financial Information	2018	2018	2017	2018	2017

Diluted earnings per share (GAAP)	$0.55	$0.55	$0.34	$1.58	$1.05
Diluted earnings per share (non-GAAP)	$0.55	$0.54	$0.38	$1.57	$1.09

Efficiency ratio (GAAP)	49.33%	50.97%	57.14%	51.43%	54.91%
Efficiency ratio (non-GAAP)	49.71%	51.52%	53.89%	51.36%	53.53%

Non-interest income to average assets (GAAP)	0.69%	0.75%	0.69%	0.71%	0.82%
Non-interest income to average assets (non-GAAP)	0.69%	0.69%	0.80%	0.69%	0.86%

Non-interest expense to average assets (GAAP)	2.78%	2.91%	2.98%	2.91%	2.89%
Non-interest expense to average assets (non-GAAP)	2.80%	2.91%	2.87%	2.90%	2.84%

Return on average assets (GAAP)	1.91%	1.93%	1.42%	1.85%	1.51%
Return on average assets (non-GAAP)	1.89%	1.88%	1.57%	1.84%	1.57%

Return on average equity (GAAP)	14.97%	15.60%	10.14%	14.85%	10.80%
Return on average equity (non-GAAP)	14.84%	15.22%	11.24%	14.82%	11.24%